Exhibit 10.2

                               LIMCO PIEDMONT INC.
                        2007 INCENTIVE COMPENSATION PLAN

Limco Piedmont Inc., a Delaware corporation (the "Company"), has adopted the Limco Piedmont Inc. 2007 Incentive Compensation Plan (the "Plan") for the benefit of non-employee directors of the Company, officers and eligible employees and consultants of the Company and any Subsidiaries and Affiliates (as each term is defined below), as follows:

                                   ARTICLE I.
                      ESTABLISHMENT; PURPOSES; AND DURATION

1.1 ESTABLISHMENT OF THE PLAN. The Company hereby establishes this incentive compensation plan to be known as the "Limco Piedmont Inc. 2007 Incentive Compensation Plan," as set forth in this document. The Plan permits the grant of Stock Options and Stock Appreciation Rights. The Plan was adopted by the Board of Directors (as defined below) on March 26, 2007. The Plan shall become effective immediately prior to the effective date of the initial public offering of the Company pursuant to a registration statement under the Securities Act (the "Effective Date"), provided that the Plan is approved by the holders of a majority of the outstanding shares of the Company which are present and voted at a meeting. If the Company's initial public offering does not occur prior to October 30, 2007, the Plan shall not become effective, and shall terminate immediately, and any Awards previously granted shall thereupon be automatically canceled and deemed to have been null and void ab initio. The Plan shall remain in effect as provided in Section 1.3.

1.2. PURPOSES OF THE PLAN. The purposes of the Plan are to provide additional incentives to non-employee directors of the Company and to those officers, employees and consultants of the Company, its Subsidiaries and Affiliates whose substantial contributions are essential to the continued growth and success of the business of the Company and the Subsidiaries and Affiliates, in order to strengthen their commitment to the Company and the Subsidiaries and Affiliates, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such non-employee directors, officers, employees and consultants with the interests of the shareholders of the Company. To accomplish such purposes, the Plan provides that the Company may grant Stock Options and Stock Appreciation Rights.

1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the plan at any time pursuant to
Article XV, until all Shares subject to it shall have been delivered, and any restrictions on such shares have lapsed, pursuant to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the date ten years from the Effective Date.

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                                   ARTICLE II
                                  DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1. "AFFILIATE" means any entity other than the Company and any Subsidiary that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Committee; provided, however, that, notwithstanding any other provisions of the Plan to the contrary, for purposes of NQSOs and SARs, if an individual who otherwise qualifies as an Employee or Non-Employee Director provides services to such an entity and not to the Company or a Subsidiary, such entity may only be designated an Affiliate if the Company qualifies as a "service recipient," within the meaning of Code Section 409A, with respect to such individual; provided further that such definition of "service recipient" shall be determined by (i) applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language "at least 50 percent" instead of "at least 80 percent" each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code
Section 414(c), using the language "at least 50 percent" instead of "at least 80 percent" each place it appears in Treasury Regulations Section 1.414(c)-2, and
(ii) where the use of Shares with respect to the grant of an Option or SAR to such an individual is based upon legitimate business criteria, by applying Code
Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language "at least 20 percent" instead of "at least 80 percent" at each place it appears in Code
Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language "at least 20 percent" instead of "at least 80 percent" at each place it appears in Treasury Regulations Section 1.414(c)-2. This definition shall have no effect on the definition of Affiliate used with respect to the definition of Change of Control.

2.2. "ASSUMED" means that pursuant to a transaction resulting in a Change of Control, either (a) the Award is expressly affirmed by the Company or (b) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the surviving or successor corporation or entity to the Company, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change of Control, in connection with such Change of Control, with appropriate adjustments to the number and kind of securities of such surviving or successor corporation or entity, or such other applicable parent, subsidiary, corporation or entity, subject to the Award and the exercise or purchase price thereof, which preserves the compensation element of the Award existing at the time of such Change of Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to assume the

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Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

2.3. "AWARD" means, individually or collectively, a grant under the Plan of Stock Options or Stock Appreciation Rights.

2.4.     "AWARD AGREEMENT" means either:

         (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or

         (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.

         The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5. "BENEFICIAL OWNERSHIP" (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

2.6.     "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

2.7. "CAUSE" shall have the definition given such term in a Participant's Award Agreement, or in the absence of any such definition, as determined in good faith by the Committee.

2.8.     "CHANGE OF CONTROL" means the occurrence of any of the following:

         (a) an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company) by any Person of any Voting Securities of the Company, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2.9(a), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

         (b) the consummation of any merger, consolidation, recapitalization or reorganization involving the Company unless:

                  (i) the shareholders of the Company, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or

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         reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Company Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities of the Company immediately before such merger, consolidation, recapitalization or reorganization; and

                  (ii) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least a majority of the members of the board of directors of the Company Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Company Surviving Corporation, and

                  (iii) no Person, other than (A) the Company, (B) any Related Entity, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, recapitalization or reorganization, was maintained by the Company, the Company Surviving Corporation, or any Related Entity or (D) any Person who, together with its Affiliates, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities of the Company, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company Surviving Corporation's then outstanding Voting Securities (a transaction described in clauses (d)(i) through (d)(iii) above is referred to herein as a "Non-Control Transaction"); or

         (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of the Company to any Person (other than (A) a transfer or distribution to a Related Entity, or (B) a transfer or distribution to the Company's shareholders of the stock of a Related Entity or any other assets).

         Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities of the Company as a result of the acquisition of Voting Securities of the Company by the Company which, by reducing the number of Voting Securities of the Company then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company which in either case increases the percentage of the then outstanding

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Voting Securities of the Company Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to occur.

         Solely for purposes of this Section 2.8, (1) "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and
(2) "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Any Relative (for this purpose, "Relative" means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. None of the Company or any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Shares.

2.9. "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.10. "COMMITTEE" means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.

2.11. "COMPANY SURVIVING CORPORATION" has the meaning provided in Section 2.8(b)(i).

2.12. "CONSULTANT" means an independent contractor who performs services for the Company or a Subsidiary or Affiliate in a capacity other than as an Employee or Director.

2.13. "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

2.14.    "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1.

2.15. "EMPLOYEE" means any person designated as an employee of the Company, a Subsidiary and/or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, a Subsidiary or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, a Subsidiary and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, a Subsidiary and/or an Affiliate during such period. As further provided in Section 15.4, for purposes of the Plan, upon approval by the Committee, the term Employee may also include Employees whose employment with the Company, a Subsidiary or an Affiliate has been terminated subsequent to being granted an Award under the Plan. For the avoidance of doubt, a

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Director who would otherwise be an "Employee" within the meaning of this Section
2.15 shall be considered an Employee for purposes of the Plan.

2.16. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.17. "FAIR MARKET VALUE" means the fair market value of the Shares as determined by the Committee by the reasonable application of a reasonable valuation method, consistently applied, as the Committee deems appropriate; provided, however, that such fair market value shall be determined subject to
Section 422(c)(7) of the Code; provided further, however, that if the Shares are readily tradable on an established securities market, Fair Market Value on any date shall be the last sale price reported for the Shares on such market on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported. In each case, the Committee shall determine Fair Market Value in a manner that satisfies the applicable requirements of Code
Section 409A.

2.18. "FISCAL YEAR" means the calendar year, or such other consecutive twelve-month period as the Committee may select.

2.19. "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article VII.

2.20. "GOOD REASON" shall have the definition given such term in a Participant's Award Agreement, or in the absence of any such definition, as determined in good faith by the Committee.

2.21. "GRANT PRICE" means the price established at the time of grant of an SAR pursuant to Article VII, used to determine whether there is any payment due upon exercise of the SAR.

2.22. "INCENTIVE STOCK OPTION" or "ISO" means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI of the Plan and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

2.23. "INSIDER" means an individual who is, on the relevant date, an officer, director or ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

2.24. "NON-CONTROL ACQUISITION" means an acquisition (whether by merger, stock purchase, asset purchase or otherwise) by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which fifty percent (50%) or more of its total value or total voting power of its Voting

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Securities or equity interests is owned, directly or indirectly, by the Company
(a "Related Entity"); (b) the Company or any Related Entity; (c) any Person in connection with a Non-Control Transaction; or (d) any Person that owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the outstanding Voting Securities of the Company on the Effective Date.

2.25.    "NON-CONTROL TRANSACTION" shall have the meaning provided in Section
2.9(b).

2.26.    "NON-EMPLOYEE DIRECTOR" means a Director who is not an Employee.

2.27. "NONQUALIFIED STOCK OPTION" or "NQSO" means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI of the Plan and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

2.28. "NOTICE" means notice provided by a Participant to the Company in a manner prescribed by the Committee.

2.29.    "OPTION" or "STOCK OPTION" means a Stock Option, as described in
Article VI.

2.30. "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.31. "PARTICIPANT" means any eligible individual as set forth in Article V who holds one or more outstanding Awards.

2.32. "PERSON" means "person" as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

2.33. "QUALIFIED CHANGE OF CONTROL" means a Change of Control that qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

2.34. "REPLACED" means that pursuant to a transaction resulting in a Change of Control, the Award is replaced with a comparable stock award or a cash incentive program by the Company, the surviving or successor corporation or entity to the Company, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change of Control, in connection with such Change of Control, which preserves the compensation element of the Award existing at the time of such Change of Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to

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assume the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

2.35. "RULE 16B-3" means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

2.36. "SECURITIES ACT" means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.37. "SEPARATION FROM SERVICE" means a Termination that qualifies as a separation from service within the meaning of Code Section 409A(a)(2)(A)(i).

2.38. "SHARE" means a share of Common Stock, par value $0.01 per share, of the Company (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.2).

2.39. "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone (a "Freestanding SAR") or in connection with a related Option (a "Tandem SAR"), designated as an SAR, pursuant to the terms of Article VII.

2.40.    "SUBJECT PERSON" has the meaning provided in Section 2.8.

2.41. "SUBSIDIARY" means any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Code.

2.42. "SUBSTITUTE AWARDS" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company, a Subsidiary and/or an Affiliate or with which the Company, a Subsidiary and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company, a Subsidiary or an Affiliate.

2.43. "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article VII.

2.44. "TERMINATION" means the time when a Participant ceases the performance of services for the Company, any Affiliate or Subsidiary, as applicable, for any reason, with or without Cause, including a Termination by resignation, discharge, death, Disability or Retirement, but excluding (a) a Termination where there is a simultaneous reemployment (or commencement of service) or continuing employment (or service) of a Participant by the Company, Affiliate or any Subsidiary, (b) at the discretion of the Committee, a Termination that results in a temporary severance, and (c) at the discretion of the

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Committee, a Termination of an Employee that is immediately followed by the
Participant's service as a Non-Employee Director.

2.45. "VOTING SECURITIES" shall mean, with respect to any Person that is a corporation, all outstanding voting securities of such Person entitled to vote generally in the election of the board of directors of such Person.

                                  ARTICLE III.
                                 ADMINISTRATION

3.1. GENERAL. The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under
Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.

3.2. COMMITTEE. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.3. AUTHORITY OF THE COMMITTEE. The Committee shall have full discretionary authority to grant or, when so restricted by applicable law, recommend the Board to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the Articles of Association of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

         (a) select Employees, Non-Employee Directors and Consultants who may receive Awards under the Plan and become Participants;

         (b) determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

         (c)      determine the sizes and types of Awards;

         (d) determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

         (e) grant Substitute Awards on such terms and conditions as the Committee may prescribe;

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         (f)      make all determinations under the Plan concerning Termination of any Participant's employment or service with the Company or a Subsidiary or Affiliate, including whether such Termination occurs by reason of Cause, Good Reason, disability, retirement or in connection with a Change of Control and whether a leave constitutes a Termination;

         (g) construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;

         (h) establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

         (i) establish and administer any performance goals in connection with any Awards, including performance criteria and applicable Performance Periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained;

         (j) construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

         (k) establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan's operation or administration;

         (l) make all valuation determinations relating to Awards and the payment or settlement thereof;

         (m) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

         (n) subject to the provisions of Article XI, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;

         (o) at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant's ability to exercise Options through a cashless (broker-assisted) exercise;

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         (p)      offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made;

         (q) determine whether, and to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; and

         (r) exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

3.4. AWARD AGREEMENTS. The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement's effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and
(b) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

3.5. DISCRETIONARY AUTHORITY; DECISIONS BINDING. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its shareholders, any Subsidiary or Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or employee of the Company, any director, officer or employee of a Subsidiary or Affiliate and such attorneys, consultants and accountants as the Committee may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or

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was unlawful, and any review of such decision or action shall be limited to determining whether the Committee's decision or action was arbitrary or capricious or was unlawful.

3.6. ATTORNEYS AND CONSULTANTS. The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Employee, as the Committee deems necessary or appropriate. The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

3.7. DELEGATION OF ADMINISTRATION. Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article III to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article III to any person or persons selected by it; provided, however, that the Committee may not delegate its authority to correct defects, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this Section 3.7 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

                                   ARTICLE IV.
                           SHARES SUBJECT TO THE PLAN

4.1. NUMBER OF SHARES AVAILABLE FOR GRANTS. The shares of stock subject to Awards granted under the Plan shall be 600,000 Shares. Such Shares subject to the Plan may be either authorized and unissued shares or previously issued shares acquired by the Company or any Subsidiary. Subject to adjustment as provided in Section 4.2, the total number of Shares that may be delivered pursuant to Awards under the Plan may be increased annually, on the first day of each fiscal year during the term of the Plan, beginning January 1, 2008, in each case in an amount equal to the lesser of (i) 200,000 Shares, (ii) 1% of the outstanding Shares on the last day of the immediately preceding year, or (iii) an amount determined by the Board.

         If any Shares are subject to an Option or SAR which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, or if any Award based on Shares is settled for cash, expires or otherwise terminates without the issuance of such Shares, the Shares subject to such Award shall, to the extent of any such expiration, termination, cancellation, forfeiture or cash settlement, be available for delivery in connection with future Awards under the Plan. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan.

4.2. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any reclassification, recapitalization, merger or consolidation (other than if resulting in a Change of Control), reorganization, stock dividend or other distribution in securities of the Company, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, that proportionally apply to all shares of the Company, the Committee shall substitute or adjust, as applicable, the number, class and kind of securities which may be delivered under Section 4.1; the number, class and kind, and/or the Option Price of Options or the Grant Price of SARs of securities subject to outstanding Awards; and other value determinations applicable to outstanding Awards, as determined by the Committee, in order to prevent dilution or enlargement of Participants' rights under the Plan; provided, however, that the number of Shares subject to any Award shall always be a whole number. The Committee shall also make appropriate adjustments and modifications, as determined by the Committee, in the terms of any outstanding Awards to reflect or related to any such events, adjustments, substitutions or changes. All determinations of the Committee as to adjustments or changes, if any, under this
Section 4.2 shall be conclusive and binding on the Participants.

4.3. NO LIMITATION ON CORPORATE ACTIONS. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company, any Subsidiary or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

                                   ARTICLE V.
                          ELIGIBILITY AND PARTICIPATION

5.1. ELIGIBILITY. Employees, Non-Employee Directors and Consultants shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan.

5.2. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible Employees, Non-Employee Directors and Consultants and shall determine the nature and amount of each Award.

                                   ARTICLE VI.
                                  STOCK OPTIONS

6.1. GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others. The granting of an Option shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such Option for a particular number of Shares to a particular Participant at a particular Option Price.

6.2. AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan.

6.3. OPTION PRICE. The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that Substitute Awards or Awards granted in connection with an adjustment provided for in
Section 4.2, in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

6.4. DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement; provided, however, that no Option shall be exercisable on or after the fifth (5th) anniversary of its date of grant.

6.5. EXERCISE OF OPTIONS. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant.

6.6. PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XII. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with all applicable laws or (y) withholding of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this
Section 6.6, the Company shall deliver to the Participant exercising an Option, in the Participant's name, evidence of book entry Shares, or, upon the Participant's request, Share certificates, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 15.10.

6.7. RIGHTS AS A SHAREHOLDER. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a shareholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.

6.8. TERMINATION OF EMPLOYMENT OR SERVICE. Except as otherwise provided in the Award Agreement, an Option shall cease to become exercisable upon a Termination of the holder thereof. Notwithstanding the foregoing, subject to the provisions of Article XIV, the Committee may determine in its discretion that an Option may be exercised following any such Termination, whether or not exercisable at the time of such Termination; provided, however, that in no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement.

6.9. DESIGNATION OF ISOs AND NQSOs. Each Award Agreement shall specify whether an Option is intended to be an ISO or an NQSO. To the extent that any Option granted to a U.S. Taxpayer does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

6.10. RESTRICTION ON ISOs. No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an Employee of the Company or a Subsidiary on the date of granting of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an "incentive stock option" under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

6.11. NUMBER OF ISOs. The total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be the number of Shares set forth in Section 4.1 of the Plan, as adjusted pursuant to Section
4.2 of the Plan, but without application of the last sentence of such section.

6.12. MARKET VALUE LIMITATION UPON ISSUANCE OF ISOs. Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to subsection
(d) of such Section) under the Plan and any other "incentive stock option" plans of the Company, any Subsidiary and any "parent corporation" of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to

Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

6.13. LIMITATION ON AWARD OF ISOs TO 10% OWNERS. No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any "parent corporation" of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the time such ISO is granted the Option Price of the ISO is at least 110% of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

6.14. LIMITATION ON TRANSFERABILITY OF ISOs. No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 8.1 of the Plan. Further, all ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

6.15. NO MODIFICATIONS. Any changes to ISOs pursuant to Section 4.2 of the Plan shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a "modification" (within the meaning of Section 424(h) (3) of the Code) of such ISOs or adversely affect the tax status of such ISOs. Any such adjustment with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, unless the Board or the Committee determines otherwise.

6.16. NOTICE OF DISPOSITION OF ISOs. The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the date of granting such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

                                  ARTICLE VII.
                            STOCK APPRECIATION RIGHTS

7.1. GRANT OF SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the

Committee. The Committee may grant an SAR (a) in connection and simultaneously with the grant of an Option (a Tandem SAR) or (b) independent of, and unrelated to, an Option (a Freestanding SAR). The Committee shall have complete discretion in determining the number of Shares to which an SAR pertains (subject to Article
IV) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any SAR.

7.2. GRANT PRICE. The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7.2. The Grant Price for each Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date such Freestanding SAR is granted, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2. The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

7.3. EXERCISE OF TANDEM SARs. Tandem SARs may be exercised for all or any number of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7.7. An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised.

7.4 TANDEM SARs GRANTED IN CONNECTION WITH ISOs. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the related ISO; (ii) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO. No Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 8.1 of the Plan. Further, all Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

7.5. EXERCISE OF FREESTANDING SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement.

7.6. AWARD AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

7.7. TERM OF SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of any Tandem SAR shall be the same as the related Option and no SAR shall be exercisable on or after the fifth (5th) anniversary of its date of grant.

7.8. PAYMENT OF SAR AMOUNT. An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

         (a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

         (b) The number of Shares with respect to which the SAR is exercised.

Notwithstanding the foregoing provisions of this Section 7.8 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of an SAR. At the discretion of the Committee, such payment upon exercise of an SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

7.9. RIGHTS AS A SHAREHOLDER. A Participant receiving an SAR shall have the rights of a Shareholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

7.10. TERMINATION OF EMPLOYMENT OR SERVICE. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following such Participant's Termination, if at all, subject to Section 6.8, as applicable to any Tandem SAR. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

                                  ARTICLE VIII.
               TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION

8.1. TRANSFERABILITY. Except as otherwise provided in this Article VIII or a Participant's Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant's beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant's estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 8.1 shall be void and unenforceable against the Company.

8.2. BENEFICIARY DESIGNATION. Each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such beneficiary designation, a Participant's unexercised Option or SAR, or amounts due but remaining unpaid to such Participant at the Participant's death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.

                                   ARTICLE IX.
                             RIGHTS OF PARTICIPANTS

9.1. RIGHTS OR CLAIMS. No individual shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. The grant of an Award under the Plan shall not confer any rights upon the

Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, nothing contained in the Plan or in any Award Agreement shall be deemed to:

         (a) Give any Employee or Non-Employee Director the right to be retained in the service of the Company, an Affiliate and/or a Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

         (b) Restrict in any way the right of the Company, an Affiliate and/or a Subsidiary to terminate, change or modify any Employee's employment or any Non-Employee Director's service as a Director at any time with or without Cause;

         (c) Confer on any Consultant any right of continued relationship with the Company, an Affiliate and/or a Subsidiary, or alter any relationship between them, including any right of the Company or an Affiliate or Subsidiary to terminate, change or modify its relationship with a Consultant;

         (d) Give any Employee, Non-Employee Director or Consultant the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, an Affiliate and/or a Subsidiary, nor be construed as limiting in any way the right of the Company, an Affiliate and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee, Non-Employee Director or Consultant bonuses, and, if so paid, the amount thereof and the manner of such payment; or

         (e) Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

9.2. ADOPTION OF THE PLAN. The adoption of the Plan shall not be deemed to give any Employee, Non-Employee Director or Consultant or any other individual any right to be selected as a Participant or to be granted an Award, or, having been so selected, to be selected to receive a future Award.

9.3. VESTING. Notwithstanding any other provision of the Plan, a Participant's right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the time of grant shall only result from continued services as a Non-Employee Director or Consultant or continued employment, as the case may be, with the Company or any Subsidiary or Affiliate, or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award.

9.4. NO EFFECTS ON BENEFITS. Payments and other compensation received by a Participant under an Award are not part of such Participant's normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

9.5. ONE OR MORE TYPES OF AWARDS. A particular type of Award may be granted to a Participant either alone or in addition to other Awards under the Plan.

                                   ARTICLE X.
                                CHANGE OF CONTROL

10.1. TREATMENT OF OUTSTANDING AWARDS. In the event of a Change of Control, unless otherwise specifically prohibited by any applicable laws, rules or regulations or otherwise provided in any applicable Award Agreement, as in effect prior to the occurrence of the Change of Control, specifically with respect to a Change of Control:

         (a) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that any Options or SARs which are outstanding shall become exercisable as determined by the Committee, notwithstanding anything to the contrary in the Award Agreement.

         (b) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that any Awards which are outstanding shall, in whole or in part, immediately become vested and nonforfeitable.

         (c) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award shall be adjusted by substituting for each Share subject to such Award immediately prior to the transaction resulting in the Change of Control the consideration (whether stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change of Control) received in such transaction by holders of Shares for each Share held on the closing or effective date of such transaction, in which event the aggregate Option Price or Grant Price, as applicable, of the Award shall remain the same; provided, however, that if such consideration received in such transaction is not solely stock of a successor, surviving or other corporation, the Committee may provide for the consideration to be received upon exercise or payment of an Award, for each Share subject to such Award, to be solely stock or other securities of the successor, surviving or other corporation, as applicable, equal in fair market value, as determined by the Committee, to the per-Share consideration received by holders of Shares in such transaction.

         (d) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award (or portion thereof) shall be converted into a right to receive cash, on or as soon as practicable following the closing date or expiration date of the transaction resulting in the Change of Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one Share, or, if higher, the highest Fair Market Value of a Share during the thirty (30) consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per-Share Option Price, Grant Price or outstanding unpaid purchase price, as applicable to the Award, multiplied by the number of Shares subject to such Award, or the applicable portion thereof.

         (e) The Committee may, in its discretion, provide that an Award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a Change of Control.

10.2. NO IMPLIED RIGHTS; OTHER LIMITATIONS. No Participant shall have any right to prevent the consummation of any of the acts described in Section 4.2 or
10.1 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant's Award. Any actions or determinations of the Committee under this Article X need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the adjustments described in Section 10.1, in no event may any Option or SAR be exercised on or after the fifth (5th) anniversary of the date it was originally granted.

                                   ARTICLE XI.
                    AMENDMENT, MODIFICATION, AND TERMINATION

11.1. AMENDMENT, MODIFICATION, AND TERMINATION. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the shareholders of the Company (where such approval is necessary to satisfy any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange)), would:

         (a) except as is provided in Section 4.2, increase the maximum number of Shares which may be sold or awarded under the Plan;

         (b) except as is provided in Section 4.2, decrease the minimum Option Price or Grant Price requirements of Section 6.3 and Section 7.2, respectively;

         (c) change the class of persons eligible to receive Awards under the Plan;

         (d) extend the duration of the Plan or the period during which Options or SARs may be exercised under Section 6.4 or 7.7, as applicable; or

         (e) otherwise require shareholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange).

In addition,

         (A) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (1) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), or (2) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and

         (B) except as is provided in Section 4.2 or Article X, but notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option or SAR to reduce the Option Price or Grant Price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or Grant Price, or that has an economic effect that is the same as any such reduction or cancellation; or (2) to cancel an outstanding Option or SAR having an Option Price or Grant Price above the then-current Fair Market Value of the Shares in exchange for the grant of another type of Award.

                                  ARTICLE XII.
                      TAX WITHHOLDING AND OTHER TAX MATTERS

12.1. TAX WITHHOLDING. The Company and/or any Subsidiary or Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company, as determined in the Committee's discretion, for the satisfaction of any tax obligations that arise by reason of any such payment or distribution. The Company shall not be required to make any payment or distribution under or relating to the Plan or any Award until such obligations are satisfied or such arrangements are made, as determined by the Committee in its discretion.

12.2.    WITHHOLDING OR TENDERING SHARES. Without limiting the generality of
Section 12.1, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by:

         (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required withholding obligations using the minimum statutory withholding rates for tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or

         (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company's or the Affiliates' or Subsidiaries' incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

12.3.    RESTRICTIONS. The satisfaction of tax obligations pursuant to this
Article XVI shall be subject to such restrictions as the Committee may impose, including any restrictions required by applicable law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such applicable laws, rule and regulations.

                                  ARTICLE XIII.
                      LIMITS OF LIABILITY; INDEMNIFICATION

13.1.    LIMITS OF LIABILITY.

         (a) Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

         (b) None of the Company, any Subsidiary, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

         (c) Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

         (d) The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.

13.2. INDEMNIFICATION. Subject to the requirements of applicable law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with
Article III, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual's own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company's Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

                                  ARTICLE XIV.
                              DEFERRED COMPENSATION

14.1. LIMITATION ON DEFERRED COMPENSATION. If any Award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A(a)(1)(A)(i)(I) (the "Section 409A Requirements"), then such Award shall be null and void; provided, however, that the Committee may permit deferrals of compensation pursuant to the terms of a Participant's Award Agreement, a separate plan, or a subplan which (in each case) meets the
Section 409A Requirements. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, no action may be taken which would cause the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A.

14.2. EXTENSION OF TIME TO EXERCISE OPTIONS OR SARs. Notwithstanding any provision of this Plan to the contrary, the Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to taxation under Code Section 409A. An Agreement may provide that the period of time over which an NQSO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant's exercise of such Option would violate applicable securities laws; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

14.3. TERMINATIONS AND DEFERRED COMPENSATION. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Termination that is not a Separation from Service occurs, and payment or distribution of an Award constituting deferred compensation subject to taxation under Code Section 409A would otherwise be made or commence on the date of such Termination (pursuant to the Plan, the Award Agreement or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement,
(ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

14.4. CHANGES OF CONTROL AND DEFERRED COMPENSATION. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Change of Control that is not a Qualified Change of Control occurs, and payment or distribution of an Award constituting deferred compensation subject to Section 409A of the Code would otherwise be made or commence on the date of such Change of Control (pursuant to the Plan, the Award Agreement or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause
(ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

14.5. RESTRICTIONS ON ACTIONS RELATING TO CODE SECTION 409A. Neither the Board nor the Committee shall take any action that would cause an Award that is otherwise exempt from taxation under Code Section 409A to become subject to taxation under Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the Section 409A Requirements.

14.6. LIABILITY UNDER CODE SECTION 409A. Although the Company intends to administer the Plan so that Awards will be exempt from taxation under Code
Section 409A, or will comply with the Section 409A Requirements, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

                                  MISCELLANEOUS

15.1. DRAFTING CONTEXT. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words "Article," "Section," and "paragraph" herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words "include," "includes," and "including" herein shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires.

15.2.    FORFEITURE EVENTS.

         (a) Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Agreement) that a Participant's (including his or her estate's, beneficiary's or transferee's) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment in the event of the Participant's Termination for Cause or due to voluntary resignation; serious misconduct; violation of the Company's or a Subsidiary's or Affiliate's policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary or Affiliate; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or any Subsidiary or Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or any Subsidiary or Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an Employee, Non-Employee Director or Consultant). The determination of whether a Participant's conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant's outstanding Awards pending an investigation of the matter.

         (b) If the Company is required to prepare an accounting restatement (1) due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if a Participant knowingly or with gross negligence engaged in such misconduct, or knowingly or with gross negligence failed to prevent such misconduct, or if a Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement, and
         (2) the Committee may in its discretion provide that if the amount earned under any Participant's Award is reduced by such restatement, such Participant shall reimburse the Company the amount of any such reduction previously paid in settlement of such Award.

15.3. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.4. TRANSFER, LEAVE OF ABSENCE. The Committee shall have the discretion to determine the effects upon any Award, upon an individual's status as an Employee, Non-Employee Director or Consultant for purposes of the Plan (including whether a Participant shall be deemed to have experienced a Termination or other change in status) and upon the exercisability, vesting, termination or expiration of any Award in the case of: (a) any Participant who is employed by an entity that ceases to be an Affiliate or Subsidiary (whether due to a spin-off or otherwise), (b) any transfer of a Participant between locations of employment with the Company, an Affiliate, and/or Subsidiary or between the Company, an Affiliate or Subsidiary or between Affiliates or Subsidiaries, (c) any leave of absence of a Participant, (d) any change in a Participant's status from an Employee to a Consultant or a Non-Employee Director, or vice versa, (e) any increase or decrease in the scope of engagement of a Participant; and (f) upon approval by the Committee, any Employee who experiences a Termination but becomes employed by a partnership, joint venture, corporation or other entity not meeting the requirements of an Affiliate or Subsidiary.

15.5. EXERCISE AND PAYMENT OF AWARDS. An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Article XII, in accordance with the Plan and such Participant's Award Agreement.

15.6. LOANS. The Company may, in the discretion of the Committee, extend one or more loans to Participants in connection with the exercise or receipt of an Award granted to any such Participant; provided, however, that the Company shall not extend loans to any Participant if prohibited by law or the rules of any stock exchange or quotation system on which the Company's securities are listed. The terms and conditions of any such loan shall be established by the Committee.

15.7.    SECTION 83(b) ELECTIONS. If a Participant makes an election under
Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company immediately after filing such election with the United States Internal Revenue Service. Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

15.8. NO EFFECT ON OTHER PLANS. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

15.9. SECTION 16 OF EXCHANGE ACT. Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.

15.10.   REQUIREMENTS OF LAW; LIMITATIONS ON AWARDS.

         (a) The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         (b) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

         (c) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate.

         (d)      Upon termination of any period of suspension under this
         Section 15.10, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

         (e) The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

         (f) An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

15.11. PARTICIPANTS DEEMED TO ACCEPT PLAN. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

15.12. GOVERNING LAW. The Plan and, except as provided below or in an applicable subplan, each Award Agreement to a Participant shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

15.13. PLAN UNFUNDED. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

15.14. ADMINISTRATION COSTS. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.

15.15. UNCERTIFICATED SHARES. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

15.16. NO FRACTIONAL SHARES. An Option or other Award shall not be exercisable with respect to a fractional Share or the lesser of fifty (50) shares or the full number of Shares then subject to the Option or other Award. No fractional Shares shall be issued upon the exercise or payment of an Option or other Award and any such fractions shall be rounded to the nearest whole number.

15.17. PARTICIPANTS. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or practices of countries in which the Company, any Affiliate, and/or any Subsidiary operates or has Employees, Non-Employee Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

         (a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

         (b) Determine which Employees, Non-Employee Directors and/or Consultants are eligible to participate in the Plan;

         (c) Grant Awards (including substitutes for Awards), and modify the terms and conditions of any Awards, on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate, or otherwise to comply with applicable laws or conform to applicable requirements or practices of the applicable jurisdictions;

         (d) Establish subplans and adopt or modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 15.17 by the Committee shall be attached to the Plan as appendices; and

         (e) Take any action, before or after an Award is made, that the Committee, in its discretion, deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law.